UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
                Washington D.C., 20549

                       Form 8-K

                    CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the
           Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 1, 1995


            Commission file number 0-16734


               C.E.C. INDUSTRIES CORP.
  (Exact name of registrant as specified in charter)

             Nevada                                  87-0217252
        (State of other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification Number)

        23 Cactus Garden Drive, F-60
        Green Valley (Henderson), Nevada             89014
        (Address of Principal Executive Office)      (Zip Code)
                    (702) 893-4747
 (Registrant's Telephone Number, Including Area Code)

                      Copies To:
                    Gerald Levine
                      President
             23 Cactus Garden Drive, F-23
               Henderson, Nevada 89014
                   (702)893-4747

C.E.C. Industries Corp. Page 2

Item No 1    Changes in Control of Registrant.

No events to report.

Item No. 2.  Acquisition or Disposition of Assets.

The Company entered into an agreement with Landmark International, Inc., a Nevada corporation and STM Communications, Landmark's wholly owned California corporation to sell the Company's property known as the Mesa Land on Russell Road in Henderson, Nevada.

The total purchase price for the property is $5,200,000.00 payable in Rule 144 Common Stock in Landmark International, Inc., and Landmark's assumption of $2,250,733 debt on the property.

Item No. 3.  Bankruptcy or Receivership.

No events to report.

Item No. 4.  Changes in Registrant's Certifying Accountant.

No events to report.

Item No. 5.  Other Events.

No events to report.

Item No. 6.  Resignation of Registrant's Directors.

No events to report.

Item No. 7. Financial Statements, Proforma Financial Information and
Exhibits.

        Exhibit -Agreement of Sale and Purchase
        Exhibit - Related Agreement
        Exhibit - Agreement to Assume Two Note Obligations Secured by Two
                  Existing Deeds of Trust

C.E.C. Industries Corp. Page Three



                     SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


C.E.C. Industries Corp.



By: /s/Gerald Levine                 Dated:  November 29, 1996
       Gerald Levine, President

           AGREEMENT OF SALE AND PURCHASE

        THIS AGREEMENT is entered into by and between Landmark
International, Inc., a Nevada corporation with STM Communications, its wholly owned California corporation, (hereinafter collectively referred to as "Purchaser") and CEC Industries Corp., a Nevada corporation (hereinafter referred to as "Seller").

        The parties agree as follows:

                     ARTICLE I

           AGREEMENT TO SELL AND PURCHASE

        1.1 seller will sell to Purchaser and Purchaser will purchase from Seller, the property known as the Mesa land on Russell Road in Henderson, Nevada, subject to the terms and conditions of this Agreement, the following:

             (a) Being that certain tract of land (hereinafter referred to as the "Land"), said tract being more particularly described by metes and bounds on Exhibit "A", attached hereto and made a part hereof.

                     ARTICLE II
                   Purchase Price

        2.1 The total purchase price (hereinafter referred to as "Purchase Price") for the Property is FIVE MILLION TWO HUNDRED THOUSAND
DOLLARS ($5,200,000.00).

        2.2 The Purchase Price shall be paid as follows:

             (a) By Purchaser delivering to Seller $2,949,267 worth of Purchasers Rule 144 stock with an Agreed Value of $5.00 per share and,

             (b) By Purchaser's assumption of that certain underlying debt of $2,250,733 as evidenced by Purchaser's execution of assumption agreement.

                    ARTICLE III
             Earnest Money and Closing

        3.1 Seller and Purchaser agree that the earnest monies are waived.

        3.2 Unless otherwise agreed by Purchaser and Seller the Closing of the transaction contemplated hereby shall take place on or before 30 days from the date op this agreement.

                     ARTICLE IV

Representations, Warranties and Covenants of Seller

        4.1 Seller hereby warrants and represents as follows:

             (a) Seller has authority to enter into and perform this Agreement.

             (b) Seller does not know of any lawsuits, claims, condemnations, special assessments, or other adverse claims including environmental conditions not in compliance or pending or threatened affecting the Property; and,

               All notes or notices Seller has knowledge of or violations, orders or requirements noted in or issued by any town, county, city, state or federal department having jurisdiction over, against or affecting the Property including back taxes to the date of Closing or thereafter shall be disclosed to Purchaser by the Seller.

        4.2 The representations and warranties of Seller set forth above and elsewhere in this Agreement shall not survive the closing hereof.

        4.3 Seller has delivered or, within ten (10) days of the Date of this Agreement (as hereinafter defined), shall make available to Purchaser for approval whatsoever documentation is required for seller to complete his due diligence review.

        4.4 From the Date of this Agreement until the earlier to occur of the end of the inspection Period and upon reasonable notice by Purchaser to Seller, (hereinafter defined) or the termination of this Agreement, Seller shall allow Purchaser, its employees, agents and contractors, during reasonable business hours, access to the Property and records pertaining to the Property, to conduct its inspections contemplated hereunder.

             ARTICLE V

        Representations, Warranties and Covenants of Purchaser

        5.1 Purchaser hereby represents and warrants to Seller that Purchaser is duly authorized to enter into this Agreement and the transaction contemplated hereby and that all instruments to be executed and delivered by Purchaser at Closing will be duly authorized and when so executed will be validly existing and binding against Purchaser in accordance with the terms of each such instrument.

                     ARTICLE VI

Conditions to the Purchaser's and the Seller's Obligations


        6.1 Without limitation of Article VII below, the obligation of Purchaser to purchase the Property from Seller is subject to the satisfaction before the Closing Date of each of the following conditions and in the event any of such conditions I not satisfied or waived, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser:

        (a) Purchaser shall be satisfied in its reasonable discretion with the title policy and attached exceptions to be issued by the Title Company and Purchaser will acknowledge acceptance thereof within the inspection period.

                    ARTICLE VII

                  Title and Survey

        7.1 Within one hundred twenty (120) days of the Date of this Agreement, Seller shall deliver or cause to be delivered to Purchaser:

        (a) a Commitment for Owner Policy of Title Insurance (hereinafter referred to as "Title Commitment") issued by the Title Company, whereby the Title Company commits to issue its Owner Policy of Title Insurance written in accordance with this Agreement; unless there are restrictive covenants of record which shall be listed as exceptions to the title commitment; and,

        (b) the best copies available from the Title Company of all instruments shown as exceptions on the Title Commitment.

        7.2 The Title Commitment shall describe the Land, and such legal description, unless modified by the Survey (as hereinafter defined), shall be incorporated into this Agreement and shall be used in all closing documents; shall list Purchaser as the prospective named insured; and shall show as the policy amount the Purchase Price.

        7.3 Within one hundred twenty (120) days of the Date of this Agreement, Seller shall deliver or cause to be delivered to Purchaser a survey (referred to herein as the "Survey").

        7.4 Purchaser shall have the right to review the Title Commitment and the Survey for a period of ten (10) days from the date hereof.

        Purchaser's sole and exclusive remedy for any failure of Seller to deliver timely and of the items required to be delivered by Seller to Purchaser pursuant to this Article VII shall be the termination of this Agreement and a refund to the Purchaser of it's Earnest Money. If Purchaser makes any timely objections to the Title Commitment or the Survey and Seller notifies
Purchaser in writing ("Seller's Notice") that Seller will not cure such objections (Seller having no obligation to do so), Purchaser shall have the right, as its sole and exclusive remedies, either to waive such objections or terminate this Agreement and received a refund of the Earnest Money.
Purchaser must elect by written notice to Seller within ten (10) days after the delivery of Seller's Notice which remedy Purchaser elects, or Purchaser will be deemed to have waived such objections.

                    ARTICLE VIII
       Provisions with Respect to the Closing


        8.1 At the Closing, Seller shall furnish and deliver to Purchaser the following:

             (a)  A Grant, Bargain, Sale Deed to the Land and
Improvements duly executed and acknowledged by Seller.

             (b)  The Owner Policy of Title Insurance covering the
Property issued by the Title Company in accordance with the terms of Section
7.2 above.

        8.2 At the Closing, Purchaser shall deliver to the Seller the following.

             (a) The Stock Payment as provided in Section 2.2(a), above; and, after all adjustments are made at the Closing, Seller shall be issued the stock in the net amount of the net proceeds of sale payable at Closing.

             (b)  The Stock Liquidation Agreement.

                  the Performance Deed of Trust duly executed by the Purchaser.

             (d)  The Assumption Agreement duly executed by
                  Purchaser.

        8.3 Adjustments. The following items shall be adjusted between Seller and Purchaser and, where prorations are to be made, shall be prorated on a per diem basis as of midnight of the day preceding the date of the Closing (the "Adjustment Date"):

        (a) Purchaser shall obtain their own insurance policy on the property;

        (b) Real and personal property taxes and assessments and all other current expenses of operation of the Property shall be prorated as of the Adjustment Date based upon the latest data available. If such proration is based upon a prior years's tax data or other data, the parties agree to readjust same when such tax or other data for the current year or period is available;

             If any adjustment or proration hereunder shall be found to be incorrect within six (6) months of the Closing, Purchaser and Seller shall make the appropriate correction or readjustment thereof. This paragraph shall survive the closing notwithstanding all statements herein.

                     ARTICLE IX

     Casualty or Condemnation Prior to Closing

        9.1 If at any time prior to Closing any portion of the Property is destroyed or damaged as a result of fire or any other cause whatsoever, Seller shall promptly give notice thereof to Purchaser. The rights and obligations of the parties by reason of such destruction or damage shall be limited to the cancellation of this agreement and the return of the earnest money.

                     ARTICLE X

                Default and Remedies

        10.1 Seller Default. In the event all conditions of this Agreement are satisfied by Purchaser (if Purchaser's obligation) or waived and in the event all covenants and agreements to be performed by Purchaser prior to Closing are fully performed, and in the further event that performance of this Agreement is tendered by the Purchaser and the sale is not consummated through default on the part of the Seller on the Closing Date, the Purchaser shall be entitled to either (I) enforce specific performance hereunder, or (ii) the return of the Earnest Money. The remedies set forth in this Section 10.1 shall be Purchaser's sole remedies.

        10.2 Purchaser Default. In the event of Purchaser's default hereunder, Purchaser shall immediately deliver to Seller all studies or tests, including, but without limitation, soil tests, topographical information, structural tests, engineering and economic feasibility studies, or other similar preliminary work. Further, the Earnest Money shall in such event be retained by Seller or paid to the Seller by the Title Company, as the case may be, as liquidated damages for the Purchaser's default.

        Such amount is agreed upon by and between the Seller and the Purchaser as liquidated damages, due to the difficult and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof; and no other damages, rights or remedies shall in any case be collectible, enforceable or available to the Seller other than in this Article 10 defined, but the Seller shall accept said cash payment as the Seller's total damages and relief by virtue of Purchaser's default hereunder. The remedies set forth in this Section 10.2 shall be Seller's sole remedies.

                     ARTICLE XI

     Seller's Performance/Cash Flow Guarantees

        11.1 Omitted as not applicable

                    ARTICLE XII

                     Indemnity

        12.1 Seller will indemnify and hold Purchaser harmless from and against, and will reimburse Purchaser with respect to, any and all claims, demands, causes of action, liens, loss damage, liabilities, costs and expenses (including reasonable attorney's fees and court costs) asserted against or incurred by Purchaser by reason of or arising out of the ownership, maintenance and/or operation of the Property up to the date of the Closing.

        12.2 Purchaser will indemnify and hold Seller harmless from and against, and will reimburse Seller with respect to, any and all claims, demands, causes of action, liens, loss, damage, liabilities, costs and expenses (including reasonable attorneys fees and court costs) asserted against or incurred by Seller by reason of or arising out of;

             (a) the entry on or inspection of the Property prior to Closing by Purchaser, its employees, agents or contractors.

             (b) the ownership, maintenance and /or operation of the Property on or after the date of Closing.

        12.3 The provisions of this Article XII and any other indemnities contained in this Agreement shall survive the Closing or the termination of this Agreement.

                    ARTICLE XIII

          Title Policies and Closing Costs

        13.1 Purchaser and Seller shall each be responsible for other costs in the usual and customary manner for this kind of transaction in Clark County, Nevada.

                    ARTICLE XIV

          Financial Consultant Commissions

        14.1 Purchaser represents that it has dealt with no financial consultant in connection with this transaction and shall indemnify and hold Seller harmless from and against any and all claims for broker's commissions made by any party if such party was engaged by Purchaser.

        14.2 Purchaser is advised that Purchaser should have an abstract of title examined by an attorney selected by Purchaser, or that Purchaser should be furnished with or obtain a policy of title insurance covering the Land.

                     ARTICLE XV

                      Survival

        15.1 All of the indemnities and any other covenants of Seller or Purchaser contained in this Agreement survive Closing.

                    ARTICLE XVI

                Right of Assignment

        16.1 Purchaser shall have the right to sell or assign this Agreement to any person or entity, a corporation, or a partnership established by or selected by Purchaser.

        16.2 No assignment or sale of Purchaser's rights hereunder shall relieve Purchaser of any of its obligations hereunder.

                    ARTICLE XVII

                   Miscellaneous

        17.1 Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person or sent by certified mail, return receipt requested, addressed as follows:

        If intended for Purchaser:                   If for Seller:

        STM Communications                 CEC Industries
Corp.
        4400 MacArthur Blvd.                    23 Cactus Garden
        Suite 635                          Suite F-60
        Newport Beach, CA 92660                 Henderson NV
89014

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof on the earlier of actual receipt or two days after the date of the mailing thereof. All notices, requests and other communications by a party under this Agreement may be given by such party or by such party's counsel.

        17.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

        17.3 Captions. The captions in this Agreement are inserted for convenience only and in now way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

        17.4 binding Effect. Subject to Article XVII, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

        17.5 Gender; Number. Unless the context otherwise requires, all personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter genders, and words in the singular number shall include the plural and word in the plural shall include the singular.

        17.6 Attorneys' Fees. In the event of litigation between the parties in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party.

        17.7 No Recordation. The execution by Seller and Purchaser of this Agreement has not been acknowledged before a notary public or other officer authorized to take acknowledgments, and neither this Agreement nor any memorandum or affidavit hereof is to be filed for record. In the event that purchaser records this Agreement or any memorandum or affidavit hereof, seller shall have the right, as its option, to terminate this Agreement, whereupon the Earnest Money shall be delivered to Seller as liquidated damages for Purchaser's breach hereof and Seller and Purchaser shall be fully and finally released here from.

        17.8 Extension. Upon written request by purchaser, Seller shall automatically consent to an extension of time for the closing of the transaction contemplated herein of 30 business days beyond the time period specified herein.

        17.9 Offer. The execution of this Agreement by Seller and delivery of the same to Purchaser constitutes an offer. Such offer shall be deemed void and terminated if Purchaser does not execute this Agreement and return a counterpart of the same, within five (5) days after the date of execution of this Agreement by Seller; provided, however, that in the event Purchaser delivers a fully executed counterpart hereof to the Seller after the expiration of said five days, Seller shall have the option to accept and ratify this Agreement by giving written notice thereof to Purchaser. The date of execution of this Agreement with the Seller shall be deemed the "Date of this Agreement", as such term is used in this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement.

        SELLER:   CEC INDUSTRIES, CORP.

        By:                 /s/Richard Cope

        Name:            Richard Cope                     Title:        Pres.

        Date:              November 1, 1995

        PURCHASERS:

            LANDMARK INTERNATIONAL, INC.

By:          /s/W.J. Kettle

Name:       W.J. Kettle                    Title:        President

Date:        11/1/95

                 STM COMMUNICATIONS

By:        /s/ W.J. Kettle

Name:           W.J. Kettle                     Title:        President

Date:         11/1/95

                    EXHIBIT "A"

A.P.N.  170-350-041

That portion of the Southeast Quarter (SE 1/4) of the Southeast Quarter (SE 1/4) of Section 29, Township 21 South, Range 62 East, M.D.M., Clark
County, Nevada described as follows:

Beginning at the Southeast Corner of said Section 29; Thence North 00007'11" West along the East line of said Southeast Quarter (SE 1/4), a distance of
556.91 feet to a point of a non-tangent curve on the Southerly right-of-way line of Russell Road (100.00 feet wide);
Thence along said Southerly right-of-way the following Four (4) courses:

From a tangent bearing North 70o29'39" West, curving to the left along the arc of a 2150.00 foot radius curve, concave Southerly, through a central angle of 10o30'18", an arc length of 394.20 feet;
Thence North 89o59'57" West, 69.92 feet;
Thence curving to the left along the arc of a 1150.00 foot radius curve, concave Southeasterly, through a central angle of 29o38'19", an arc length of
594.89 feet;
Thence South 60o21'44" West, 359.54 feet to a point on the West line of the Southeast Quarter (SE 1/4) of the Southeast Quarter (SE 1/4) of said Section 29;
Thence departing said Southerly right-of-way South 00o26'21" East along said West line, 273.82 feet to the Southwest corner thereof;
Thence North 89o36'39" East along the South line of the Southeast Quarter
(SE 1/4) of the Southeast Quarter (SE 1/4) of said Section 29, a distance of
296.00 feet to the Southwest corner of Assessor's Parcel no. 170-350-057; Thence along the Westerly, Northerly and Easterly boundary line of said Assessor's Parcel No. 170-350-057, the following seven (7) courses:

North 28o51'24" East, 222.63 feet;
Thence North 34o23'21" West, 29.08 feet;
Thence North 51o36'39"East, 96.00 feet;
Thence South 83o23'21" East, 100.00 feet;
Thence South 02o26'53" East, 37.00 feet;
Thence South 44o23'21" East, 88.00 feet;
Thence South 00o23'53" East, 165.00 feet to a point on the South line of the Southeast Quarter (SE 1/4) of the Southeast Quarter (SE 1/4) of said Section 29;
Thence North 89o36'39" East along said South line, 716.21 feet to the POINT OF BEGINNING.

               EXHIBIT "A" CONTINUED

A.P.N. 170-350-082

That portion of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of Section 29, Township 21 South, Range 62 East, M.D.B. & M., described as follows:

BEGINNING at the Southeast corner of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of said Section 29;
THENCE North 00026'12" West along the East line of the Southwest Quarter
(SW 1/4) of said Section 29 thereof 273.77 feet to a point on the Souther line of Russell Road (100.00 feet wide) ;
THENCE South 60012'41" West along said Southerly line 256.00 feet to a point of curvature of a curve concave to the Northwest, having a radius of 1250.00 feet and subtending a central angle of 21044'42";
THENCE to the right along said curve an arc distance of 474.40 feet to a point on the South line of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of said Section 29;
THENCE North 89016'45" East along said South line 671.10 feet to the POINT OF BEGINNING.

                 RELATED AGREEMENT

THIS RELATED AGREEMENT is entered into this 30th day of November, 1995, between LANDMARK INTERNATIONAL, INC. As Purchaser and hereinafter identified as LMK and CEC INDUSTRIES CORP hereinafter identified as CEC,

WHEREAS, the parties hereto have entered into that sale of the land known as the mesa for a value of $5,200,000 and, the Seller is confident of the value of the land at the above selling price and is confident that no negative environmental issues exist or zoning restrictions exist which would negatively impact upon the buyers to develop and use the land, and,

WHEREAS, there exists a certain indebtedness payable to Gene Cartwright and his affiliates which must be renegotiated and/or extended and a second indebtedness, to be renegotiated with the Mortgage Mart,

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. In the event that the above subject two indebted nesses can not be renegotiated to new terms satisfactory to LMK withing six months from the date hereof, then CEC agrees to cancel the sale and retake the land.

2. In the event that either zoning or environmental conditions were to be discovered to exist which would preclude the useful development of the land, then CEC agrees to cancel the sale and retake the land.

3. In the event that an acceptable appraisal showing the value of the land to be $5,200,000 is not obtained, by Purchasers, the CEC would cancel the sale and retake the land.

4. If the sale is canceled within six months of closing for any one of the above reasons, then CEC shall return the stock accepted form LMK as part of the above sale and retake the land.

5.  If LMK is not successful in obtaining a NASDAQ listing, then CEC
SHALL KEEP THE STOCK AND LMK SHALL KEEP THE LAND, and
CEC is free to liquidate the stock in whatsoever manner consistent with reasonable and prudent man rules as necessary or may elect to hold the stock.

AGREED, UNDERSTOOD AND ACCEPTED THIS DATE FIRST ABOVE
WRITTEN:

LANDMARK INTERNATIONAL, INC.          CEC INDUSTRIES
CORP.

       /s/William J. Kettle           /s/Richard C. Cope
       William J. Kettle, President   Richard C. Cope, President

      AGREEMENT TO ASSUME TWO NOTE OBLIGATIONS
       SECURED BY TWO EXISTING DEEDS OF TRUST

This Agreement to Assume is entered into this 30th day of November 1995, between Landmark International, Inc., a Nevada corporation with STM Communications, Inc., its wholly owned California subsidiary, hereinafter collectively called "Owners" and CEC Industries Corp., a Nevada corporation hereinafter "Sellers",

WHEREAS, the Sellers have sold to the Owners that certain land identified in Exhibit A attached hereto and made a part hereof, which land is presently encumbered by those certain two notes and deeds of trust identified as Exhibit B ($2,097,292) and Exhibit C ($153,442) each being attached hereto and made a part hereof by reference thereto; and,

WHEREAS, as a condition to that sale and transfer and as partial consideration therefore, Sellers required Owners to assume payment for the indebtedness identified in Exhibits B & C and to release Sellers and indemnify them from any future demand for payments by the respective mortgagees, National Investment Corp., et al, (Exhibit B) and The Mortgage Mart (Exhibit
C).

NOW THEREFORE, FOR $10 AND OTHER GOOD AND VALUABLE
CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH
IS ACKNOWLEDGED AND ACCEPTED THE PARTIES HERETO
AGREE AS FOLLOWS:

1. Owners assume hereby responsibility for payment of all sums due and payable to mortgagees regarding that certain notes identified in Exhibits B & C and further assume all responsibilities in place of Sellers to make monthly payments and perform under the terms and conditions of those certain Deeds of Trust and Assignments of Rents identified as contained in Exhibits B&C and attached hereto and made a part hereof. Owners shall save and hold harmless Sellers from all claims thereunder.

2. Owners acknowledge that this ASSUMPTION OF EXISTING DEBT is in addition to and as additional consideration for that certain sale of the land to Owners by Sellers which parcel of land is presently encumbered by the hereinabove described indebtedness.

AGREED AND ACCEPTED THE DATE FIRST ABOVE WRITTEN:

OWNERS:                                         SELLERS:

LANDMARK INTERNATIONAL, INC.                    CEC INDUSTRIES CORP.


/s/William J. Kettle                            /s/Richard C. Cope
WIlliam J. Kettle, President                    Richard C. Cope, President

STM COMMUNICATIONS, INC.


/s/William J. Kettle
WIlliam J. Kettle, President

OWNERS:                          SELLERS:

LANDMARK INTERNATIONAL, INC.          CEC INDUSTRIES
CORP.
         /s/William J. Kettle                                      /s/Richard C.
Cope
William J. Kettle, President                    Richard C. Cope,
President

STM COMMUNICATIONS, INC.
           /s/William J. Kettle
William J. Kettle, President